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                                                                  EXHIBIT 10(mm)


                                 FIRST AMENDMENT

                                       TO

                        INTERCONNECTION AGREEMENT BETWEEN
       POWERTEL, INC. ("POWERTEL") AND BELLSOUTH TELECOMMUNICATIONS, INC.

                                  ("BELLSOUTH")

         WHEREAS, pursuant to Sections 251 and 252 of the Telecommunications Act of 1996, Powertel and BellSouth entered into an interconnection agreement (the "Agreement") for the rates, terms, and conditions of the exchange of traffic between the parties to be effective April 1, 1997;

         WHEREAS, the Agreement was approved by the Alabama Public Service Commission on May 5, 1997, by the Florida Public Service Commission on June 24, 1997, by the Georgia Public Service Commission on July 1, 1997, by the Kentucky Public Service Commission on May 20, 1997, by the Louisiana Public Service Commission on June 10, 1997, by the Mississippi Public Service Commission on June 4, 1997, by the South Carolina Public Service Commission on April 17, 1997, and as filed with the Tennessee Regulatory Authority;

         WHEREAS, the Agreement provided for an initial LATA-wide Additive that was included in Type 1 and Type 2A rates, subject to further negotiation by the parties; and

         WHEREAS, Powertel and BellSouth have negotiated a final LATA-wide Additive as set forth herein.

         NOW THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Powertel and BellSouth hereby covenant and agree as follows:

         1. Section V of the Agreement is hereby revised to read as follows:

V.       MODIFICATION OF RATES

         The LATA-wide Additive reflected in Attachment B-1 for Type 1 and Type 2A rates is intended to compensate BellSouth for additional transport and other costs associated with transporting and terminating Local Traffic throughout a LATA instead of only within local calling areas as defined by the Commission as of the Effective Date. From the Effective Date until the expiration or termination of the Agreement, the LATA-wide Additive shall be the rate per minute in each state as set forth in Attachment B-1 (Amended). The parties shall make the adjustment, or "true-up" described in the original Section V of the Agreement for the purpose of applying the final LATA-wide Additive back to the Effective Date of the Agreement.



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         2. Attachment B-1 of the Agreement is hereby revised and replaced with
Attachment B-1 (Amended) appended hereto and made a part hereof.

         3. The parties agree that except as specifically modified by this Amendment all other provisions of the Agreement shall remain in full force and effect.

         4. The parties further agree that either or both of the parties is authorized to submit this Amendment to the Commission or other regulatory body having jurisdiction over the subject matter of this Amendment for approval subject to Section 252(e) of the Telecommunications Act of 1996.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the date indicated below.



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Powertel, Inc.                          BellSouth Telecommunications, Inc.

By:  /s/ Gowton Achaibar                By:  /s/ Jerry Hendrix
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DATE:                                   DATE:    2/11/98
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